Exhibit 10.1.9

CONFIRMATION AND AMENDMENT OF PARTICIPATION AGREEMENT

THIS CONFIRMATION AND AMENDMENT OF PARTICIPATION AGREEMENT (“Confirmation and Amendment”), is executed to be effective as of February 15, 2022, by and between HOME POINT FINANCIAL CORPORATION, a New Jersey corporation (hereinafter referred to as “Seller”), and MERCHANTS BANK OF INDIANA (hereinafter referred to as “Participant”);

W I T N E S S E S T H A T:

WHEREAS, Seller and Participant entered into certain Master Participation Agreement dated May 31, 2017, (as heretofore amended, modified, or restated and referred to as the “Participation Agreement”) for a participation facility in the amount of Six Hundred Million and 00/100 Dollars ($600,000,000.00), which amount was subsequently increased to One Billion Two Hundred Million and 00/100 Dollars ($1,200,000,000.00) (the “Maximum Participation Amount”);

WHEREAS, among other terms specifically identified herein, Seller and Participant have agreed to modify certain terms of the Participation Agreement, as more particularly described herein;

WHEREAS, Seller and Participant are willing to modify the Participation Agreement subject to, inter alia, the terms and conditions hereinafter specified and upon the condition that Seller makes the acknowledgements, agreements, and confirmations set forth herein and executes all documents reasonably required by Participant to effectuate such modification.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Participant agree as follows:

1.Seller and Participant hereby agree that the Maximum Participation Amount in Scratch and Dent Loans set forth in the Participation Agreement shall be, and as of the date hereof, temporarily increased to the principal amount of One Hundred Million and 00/100 Dollars ($100,000,000.00) through May 31, 2022, and then on June 1, 2022, the Maximum Participation Amount in Scratch and Dent Loans shall automatically be temporarily reduced to Seventy-Five Million and 00/100 Dollars ($75,000,000.00), and on July 1, 2022, the Maximum Participation Amount shall be reduced to the original principal amount of Fifty Million and 00/100 Dollars ($50,000,000.00), all subject to the terms, conditions, and limitations set forth in the Participation Agreement.

2.Seller acknowledges and confirms that the Participation Agreement continues in full force and effect. Seller reaffirms and ratifies all warranties, representations, provisions, conditions, terms, covenants, and agreements set forth in the Participation Agreement.

3.Seller represents and warrants to Participant that (a) as of the effective date hereof, there exists no event of default under the Participation Agreement, or any condition that, with the giving of notice, lapse of time, or both, would constitute an event of default under the Participation Agreement; and (b) Seller has no defenses, offsets, claims, or counterclaims against Participant under the Participation Agreement, or any other agreement, instrument, document, or event executed or occurring in connection therewith.

4.Seller hereby agrees to reimburse Participant upon demand for all costs and expenses incurred by Participant in connection with the amendment and modification of the terms and conditions of the Master Participation Agreement pursuant to this Confirmation and Amendment, including, but not limited to, all reasonable attorney’s fees and expenses.

5.This Confirmation and Amendment shall be binding upon, and inure to the benefit of, Seller and Participant and their respective successors, assigns, and legal representatives.

6.The undersigned, executing this Confirmation and Amendment for and on behalf of Seller, certifies and represents to Participant that he or she is duly authorized by all action necessary on the part of Seller to execute and deliver this document, and that this document constitutes a legal, valid, and binding obligation of Seller in accordance with its terms. This agreement may be executed and delivered in multiple counterparts, each of which when so executed and delivered, shall be an original and all of which together shall constitute one and the same instrument.

7.This Confirmation and Amendment shall be governed by, and construed in accordance with, the laws of the State of Indiana.

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IN WITNESS WHEREOF, the undersigned have caused this Confirmation and Amendment of Participation Agreement to be executed effective as of the date first above written.

Seller: HOME POINT FINANCIAL CORPORATION By: /s/ Maria Fregosi Name: Maria Fregosi Title: Chief Investment Officer

Participant: MERCHANTS BANK OF INDIANA By: /s/ Martin Schroeter Name: Martin Schroeter Title: President Warehouse Lending